U.S. GOVERNMENT MONEY MARKET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES 85.6%

Fannie Mae *

2.23% due 03/12/09

$

15,000,000 $

________

14,996,556

2.20% due 08/27/08

$

50,000,000

$

49,826,229

2.36% due 09/17/08

50,000,000

49,744,333

Total Federal Agency Bonds

2.48% due 10/27/08

50,000,000

49,593,556

(Cost $129,976,661)

129,976,661

________

Farmer Mac *

2.16% due 07/18/08

50,000,000

49,949,000

REPURCHASE AGREEMENTS

2.05% due 07/22/08

41,000,000

40,950,971

2.12% due 07/11/08

25,000,000

24,985,278

9.0%

2.00% due 08/07/08

25,000,000

24,948,611

Collateralized by obligations of

2.10% due 08/21/08

25,000,000

24,925,625

the U.S. Treasury or U.S.

2.25% due 09/15/08

25,000,000

24,881,250

Government Agencies

2.33% due 09/23/08

25,000,000

24,864,083

Lehman Brothers Holdings, Inc.

Federal Home Loan Bank *

issued 06/30/08 at 0.25% due

2.18% due 07/18/08

75,000,000

74,922,792

07/01/08

112,538,594

112,538,594

________

1.97% due 07/09/08

50,000,000

49,978,111

2.13% due 08/15/08

50,000,000

49,866,875

Total Repurchase Agreements

2.36% due 09/12/08

50,000,000

49,760,722

(Cost $112,538,594)

112,538,594

________

2.09% due 07/11/08

25,000,000

24,985,486

2.05% due 07/18/08

25,000,000

24,975,799

Total Investments 105.0%

2.20% due 08/29/08

25,000,000

24,909,861

(Cost $1,310,020,177)

$

1,310,020,177

_________

2.20% due 09/02/08

25,000,000

24,903,750

Freddie Mac *

Liabilities in Excess of Other

2.05% due 07/21/08

50,000,000

49,943,056

Assets – (5.0)%

$

(62,355,991)

_________

2.21% due 07/23/08

50,000,000

49,932,472

Net Assets – 100.0%

$

1,247,664,186

2.39% due 09/29/08

50,000,000

49,701,250

*

The issuer is a publicly traded company that operates under

a Congressional charter; its securities are neither issued nor

2.10% due 09/22/08

30,000,000

29,854,750

guaranteed by the U.S. Government.

1.81% due 07/28/08

25,000,000

24,966,063

2.03% due 08/04/08

25,000,000

24,952,069

2.74% due 07/28/08

25,000,000

24,948,625

2.15% due 09/26/08

25,000,000

24,870,104

2.08% due 09/29/08

25,000,000

24,870,000

2.02% due 10/14/08

25,000,000

24,852,708

2.09% due 10/20/08

25,000,000

24,838,896

2.33% due 10/31/08

25,000,000

________

24,802,597

Total Federal Agency Discount Notes

(Cost $1,067,504,922)

1,067,504,922

________

FEDERAL AGENCY BONDS 10.4%

Farmer Mac *

2.83% due 03/13/09

10,000,000

10,000,000

Federal Home Loan Bank *

2.88% due 01/30/09

50,000,000

49,994,083

2.26% due 10/10/08

25,000,000

24,986,022

2.85% due 03/04/09

15,000,000

15,000,000

2.80% due 03/17/09

15,000,000

15,000,000

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